Exhibit 3.1

		Colorado Secretary of State
Document processing fee		Date and Time: 01/23/2008 02:05 PM
If document is filed on paper	$125.00	Id Number: 20081045909
If document is filed electronically	$50.00
Fees & forms/cover sheets are subject to change.		Document number 20081045909
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SEAM FOR OFFICE USE ONLY

Articles of Organization
filed pursuant to §7-90-301, et seq. and §7-80-204 of the Colorado Revised Statutes (C.R.S)

1. Entity name:

Black Hawk Holdings, L.L.C.
(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “llc”, “l.l.c.” or “ltd.” §7-90-601,C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3. Principal office street address:	600 Emerson Road (Street name and number)

St. Louis	MO	63141
(City)	(State)	(Postal/Zip Code)

United States
(Province – if applicable)	(Country – if not US)

4. Principal office mailing address (if different from above)	(Street name and number or Post Office Box information)

(City)	(State)	(Postal/Zip Code)

(Province – if applicable)	(Country – if not US)

5. Registered agent name (if an individual):
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization):	The Corporation Company

6. The person identified above as registered agent has consented to being so appointed.

7. Registered agent street address:	1675 Broadway (Street name and number)
Suite # 1200
Denver	CO	80202
(City)	(State)	(Postal/Zip Code)

8. Registered agent mailing address (if different from above)	(Street name and number or Post Office Box Information)

(City)	(State)	(Postal/Zip Code)

(Province – if applicable)	(Country – if not US)

9. Name(s) and mailing address(es) of person(s) forming the limited liability company:
(if an individual)	Rosenberg	Howard	L.
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization):	71 South Wacker Drive
(Street name and number or Post Office Box information)

Chicago	IL	60606
(City)	(State)	(Postal/Zip Code)

United States
(Province – if applicable)	(Country – if not US)

(if an individual)
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization):

(Street name and number or Post Office Box information)

(City)	(State)	(Postal/Zip Code)

United States
(Province – if applicable)	(Country – if not US)

(if an individual)
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization):

(Street name and number or Post Office Box information)

(City)	(State)	(Postal/Zip Code)

United States
(Province – if applicable)	(Country – if not US)

(If more than three persons are forming the limited liability company, mark this box ☐ and include an attachment stating the true names and  mailing addresses of all additional persons forming the limited liability company)

10. The management of the limited liability company is vested in managers ☒ OR is vested in the members ☐

11. There is at least one member of the limited liability company.

12. (Optional) Delayed effective date:
(mm/dd/yyyy)

13.         Additional information may be included pursuant to other organic statutes such as title 12, C.R.S. If applicable, mark this box ☐ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Rosenberg	Howard	L.
	(Last)	(First)	(Middle)	(Suffix)

71 South Wacker Drive (Street name and number or Post Office Box information)

	Chicago	IL	60606
	(City)	(State)	(Postal/Zip Code)

United States
	(Province – if applicable)		(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to  state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.